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                                                                  Exhibit 4.11
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                        NEW NEXTLINK COMMUNICATIONS, INC.
                 (to be known as NEXTLINK Communications, Inc.)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK
                                     Trustee



                    ----------------------------------------

                                      FIRST
                             SUPPLEMENTAL INDENTURE
                            Dated as of June 3, 1998

                                    Amending

                                    INDENTURE
                         Dated as of September 25, 1997

                    ----------------------------------------


                                  $400,000,000

                               9-5/8% Senior Notes
                                    Due 2007



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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 3, 1998 (herein called the "Supplement"), is between NEW NEXTLINK COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 155 108th Avenue N.E., 8th Floor, Bellevue, Washington 98004, and UNITED STATES TRUST COMPANY OF NEW YORK, duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, pursuant to the terms of the Indenture, dated as of September 25, 1997 (the "Original Indenture"), between NEXTLINK Communications, Inc., a corporation organized under the laws of the State of Washington, and the Trustee, $400,000,000 principal amount of 9-5/8% Senior Notes due 2007 (herein called the "Securities") were issued; and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of May 29, 1998, by and among the Company and NEXTLINK-WA, NEXTLINK-WA will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"); and

         WHEREAS, as a result of the Merger, the Company will change its name to NEXTLINK Communications, Inc.; and

         WHEREAS, Section 901 of the Original Indenture provides for the execution and delivery by the Company and, subject to the provisions of Section 903 of the Original Indenture, by the Trustee of one or more supplemental indentures, without the consent of the Holders of the Securities, for the purposes specified therein; and

         WHEREAS, pursuant to the provisions of Section 801 and assuming the requirements of such Section are satisfied, NEXTLINK-WA is permitted to become a Delaware corporation through a merger transaction in which NEXTLINK-WA is not the surviving corporation, and under the Original Indenture, the Company and the Trustee may enter into a supplemental indenture, "to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company contained in the Securities," which supplement, pursuant to Section 901 of the Original Indenture, does not require the consent of the Holders of the Securities; and

         WHEREAS, pursuant to the provisions of Section 801(b) the Company wishes by this Supplemental Indenture to evidence its succession to NEXTLINK-WA and its assumption of the covenants of NEXTLINK-WA contained in the Original Indenture and the Securities and pursuant to the provisions of Section 802 the Company shall succeed to, and be substituted for, and may exercise every right and power of, NEXTLINK-WA under the Original Indenture; and

         WHEREAS, all things necessary to make this Supplement, when executed and delivered by the Trustee, the valid agreement of the Company in accordance with its terms have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

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         SECTION 101. Definitions. Except as otherwise expressly provided herein, all capitalized words and terms used herein shall have the respective meanings ascribed thereto in Article One of the Original Indenture.

         SECTION 102. Representations of the Company. The Company hereby represents and warrants to the Trustee that as of the date hereof:

         (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

         (b) no Default or Event of Default will result from the Merger or the execution and delivery of this Supplement.

         SECTION 103. Assumption of Obligations. The Company hereby assumes all of the obligations of NEXTLINK-WA in its capacity as the Company under the Original Indenture.

         SECTION 104. Construction with Original Indenture. All of the covenants, agreements and provisions of this Supplement shall be deemed to be and construed as part of the Original Indenture and VICE VERSA to the same extent as if fully set forth verbatim therein and herein and shall be fully enforceable in the manner provided in the Original Indenture. Except as provided in this Supplement, the Original Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

         SECTION 105. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern the Original Indenture or this Supplement, the latter provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplement as so modified or to be excluded, as the case may be.

         SECTION 106. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 107. Separability Clause. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 108. Benefits of Supplement and Original Indenture. Nothing in this Supplement or the Original Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplement or the Original Indenture. Neither this Supplement nor the Original Indenture may be used to interpret another indenture, loan agreement or debt agreement of the Company or


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any of their respective Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Supplement or the Original Indenture.

         SECTION 109. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 110. No Recourse Against Others. A director, member, managing member officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under this Supplement or for any claim based on, in respect or by reason of such obligations or their creation.

         SECTION 111. Duplicate Originals. All parties may sign any number of copies or counterparts of this Supplement. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 112. Effectiveness. This Supplement shall become effective in accordance with the provisions of Article Nine of the Original Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

                                         NEW NEXTLINK COMMUNICATIONS, INC.



                                         By /s/ R. Bruce Easter, Jr.
                                            -------------------------------
                                                Title: President
                                                       --------------------
Attest:


/s/ Richard A. Montfort, Jr.
------------------------------
Name: Richard A. Montfort, Jr.
      ------------------------
Title: counsel
      ------------------------




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                                         UNITED STATES TRUST COMPANY
                                         OF NEW YORK, Trustee



                                         By /s/ Patricia Stermer
                                            -------------------------------
                                                Title: Asst. Vice President
                                                       --------------------
Attest:


/s/ Sirojni Dihdial
------------------------------
Name: Sirojni Dihdial
      ------------------------
Title: Asst. Secretary
      ------------------------





STATE OF WASHINGTON        )
                           )ss.:
COUNTY OF KING             )

         On the 2nd day of June, 1998, before me personally came R. BRUCE EASTER, JR., to me known, who, being by me duly sworn, did depose and say that he is the President of NEW NEXTLINK COMMUNICATIONS, INC., a Delaware corporation, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he executed the same by authority of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                         /s/ Julia A. Aviles
                                         --------------------------------------
                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at Bellvue, WA
                                                                 --------------
                                         My appointment expires 1-19-02
                                                                ---------------
                                         Print Name Julia A. Aviles
                                                    ---------------------------



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STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On the 3rd day of June, 1998, before me personally came Patricia Stermer, to me known, who, being by me duly sworn, did depose and say that he/she is Asst. Vice President of UNITED STATES TRUST COMPANY OF NEW YORK, one of the corporations described in and which executed the foregoing instrument, and duly acknowledged to me that he/she signed his/her name thereto by authority of the By-Laws of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.


                                         /s/ Christine C. Collins
                                         --------------------------------------
                                         NOTARY PUBLIC in and for the State of
                                         New York, residing at
                                                              -----------------
                                         My appointment expires
                                                               ----------------
                                         Print Name
                                                   ----------------------------

                                         Christine C. Collins
                                         Notary Public, State of New York
                                         No. 03-4624735
                                         Qualified in Bronx County
                                         Certificate Filed in New York County
                                         Commission Expires March 30, 2000